             MARKETING SERVICES AGREEMENT

     THIS AGREEMENT entered into by and between Sun Life Assurance Company of
Canada (U.S.) ("Sun Life (U.S.)"), a Delaware corporation, and Sun Life of
Canada (U.S.) Distributors, Inc. ("SLD"), a Delaware corporation and Clarendon
Insurance Agency, Inc. ("Clarendon"), a Massachusetts corporation.

                WITNESSETH

     WHEREAS Sun Life (U.S.) proposes to issue and offer for sale certain life insurance and annuity contracts (the "Plans") which may or may not be deemed to be securities under the Securities Act of 1933 ("33 Act"); and

     WHEREAS SLD and Clarendon are registered as broker-dealers with the
Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 ("34 Act") and are members of the National Association of Securities
Dealers, Inc. ("NASD"); and

     WHEREAS SLD and Clarendon propose to coordinate the marketing of the
Plans and to perform certain administrative services in conjunction therewith.

     NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

                   I
                   THE PLANS
                   ---------

A.   TYPE OF PLANS

     The Plans issued by Sun Life (U.S.) to which this Agreement applies are listed in Exhibit A. Exhibit A may be amended from time to time as agreed upon by Sun Life (U.S.), SLD and Clarendon.

B.   SUSPENSION/RESTRICTION

     Sun Life (U.S.) may, at its option and at its sole discretion, suspend or restrict in any manner the sale or method of distribution of all or any of the Plans, including sales by all or any individuals licensed to sell Sun
Life (U.S.)'s products. If any suspension or restriction is required by any regulatory authority having jurisdiction, written notice shall be given to
SLD and Clarendon immediately upon receipt by Sun Life (U.S.) of notice of such required suspension or restriction. In all other cases, Sun Life (U.S.)
will provide thirty (30) days' prior notice to SLD and Clarendon of any such suspension or restriction.

C.   PLAN CHANGES

     Sun Life (U.S.) may, at its option and in its sole discretion, amend, add or delete features of all or any of the Plans. In the event of any such amendment, addition, or deletion, Sun Life (U.S.) will provide written notice of such change to SLD and Clarendon. If the change is required by any regulatory authority having jurisdiction, written notice shall be given to
SLD and Clarendon immediately upon receipt by Sun Life (U.S.) of notice of such required change. In all other cases, Sun Life (U.S.) will provide written notice to SLD and Clarendon at least thirty (30) days prior to the effective date of such change.

             II
    MARKETING COORDINATION AND SALES ADMINISTRATION
     -----------------------------------------------

A.   GENERAL DISTRIBUTOR

     Clarendon is hereby appointed by Sun Life (U.S.) as the General
Distributor of the Plans. Clarendon shall, at all times, when performing its functions under this Agreement, be registered as a securities broker-dealer with the SEC and the NASD and shall be licensed or registered as a securities broker-dealer and, as applicable, a life insurance agency, in those jurisdictions where the performance of the duties contemplated by this
Agreement would require such licensing or registration.

B.   DISTRIBUTION AGREEMENTS

     Clarendon will distribute the Plans pursuant to either a Sales
Operations and General Agent Agreement or a Broker-Dealer Supervisory and
Service Agreement and Registered Representative's Agent Agreement (the
"Distribution Agreements"). [Copies of the Distribution Agreements as
currently in effect are attached as Exhibits B, C, D, and E respectively.]
Clarendon, through SLD shall negotiate all Distribution Agreements on behalf of Sun Life (U.S.) and all such Distribution Agreements shall be substantially in the form of the Distribution Agreements attached hereto unless otherwise agreed to by Sun Life (U.S.). No Commission Schedule attached to any Distribution Agreement may provide for commission payments in excess of specified maximums established by Sun Life (U.S.) from time to time. The originals of such agreements and all correspondence, memoranda and other documents relating to the Distribution Agreements shall be retained by
Sun Life (U.S.).

C.   AGENTS/REGISTERED REPRESENTATIVES ("AGENTS")

     1. APPOINTMENT AND TERMINATION OF AGENTS

             (a) Sun Life (U.S.) will appoint and dismiss individuals as its agents in those jurisdictions in which Sun Life (U.S.) transacts an insurance business. Sun Life (U.S.) reserves the right to terminate any and all such appointments as its agent and will provide written notice of any such termination to the appropriate regulatory authority.

     2. TRAINING OF AGENTS

        SLD shall train agents of Sun Life (U.S.) who have been appointed to properly solicit applications for the Plans in accordance with guidelines established by Sun Life (U.S.).

     3. SUPERVISION OF AGENTS

        SLD shall coordinate the supervision of the agents of Sun Life (U.S.)
        associated with broker-dealers in connection with the offering and sale of the Plans. SLD will establish and Sun Life (U.S.) will approve such rules and procedures as may be necessary to insure proper supervision of the agents.

     4. SALES ASSISTANCE TO AGENTS

        SLD shall provide sales assistance to agents of Sun Life (U.S.). This sales assistance shall include, but not be limited to, assistance from
        SLD's field representatives as well as from SLD's home office personnel. SLD shall also prepare sales promotional programs for the
        Plans and assist the agents in utilizing the programs. In addition,
        SLD shall provide broker-dealers and agents with sufficient quantities of any applicable sales promotional materials, prospectuses, sample
        Plans, applications and service forms.

     5. PAYMENT OF COMMISSIONS TO AGENTS

        All commission payments required to be made pursuant to the
        Distribution Agreements shall be made by Sun Life (U.S.).

D.   SALES MATERIALS AND OTHER DOCUMENTS

     1. SLD'S RESPONSIBILITIES

        SLD shall be responsible for the design, preparation and printing of all promotional material to be used in the distribution of the Plans and the approval of such promotional material by the SEC and the NASD where required.

     2. SUN LIFE (U.S.)'S RESPONSIBILITIES

             a) Sun Life (U.S.) or its agent shall be responsible for the design, preparation and printing of Plans, applications for Plans and forms becoming part of the Plans and service forms.

             b) Sun Life (U.S.) shall provide SLD with sufficient quantities of any prospectuses for the Plans and the separate accounts, applications and sample Plans (including any endorsements).

             c) Sun Life (U.S.) shall obtain sufficient quantities of
        prospectuses of the mutual funds underlying any Plans for distribution to broker-dealers, agents, and Plan purchasers.

             d) Sun Life (U.S.) shall be responsible for the approval of promotional material by insurance regulatory authorities, if required.

     3. SUN LIFE (U.S.)'S RIGHT TO APPROVE

        Sun Life (U.S.) shall review and approve or disapprove, in writing,
        PRIOR TO ITS USE, all sales promotional material proposed by SLD or in use. Sun Life (U.S.) reserves the right to require modification or withdrawal from use of any such material to comply with applicable laws, rules and regulations.

E.   ADVERTISING

     Neither SLD nor any of its agents or affiliates shall print, publish or distribute any advertisement, circular or any document relating to the Plans or relating to Sun Life (U.S.) unless such advertisement, circular or document shall have been approved by Sun Life (U.S.). Neither Sun Life (U.S.)
nor any of its agents or affiliates shall print, publish or distribute any advertisement, circular or any document relating to the Plans or relating to
SLD unless such such advertisement, circular or document shall have been approved in writing by SLD. However, nothing herein shall prohibit any person from advertising annuities in general or on a generic basis.

F.   SALES RECORDS - PRODUCTION REPORTS

     Sun Life (U.S.) shall establish and maintain sales records in such form as it may deem appropriate, and shall provide SLD with such reports and materials relative to the marketing and distribution of Plans as may reasonably be required by SLD.

G.   BOOKS, RECORDS, AND SUPERVISION

     1. BOOKS AND RECORDS

        Clarendon may request that all or some of the books and records required to be maintained by it as a registered broker-dealer in connection with the offer and sale of the Plans be prepared and maintained by Sun Life (U.S.) or SLD. Sun Life (U.S.) and SLD agree to prepare and maintain such books and records at their respective costs upon request, and agree that such books and records are the property of Clarendon, that they will be made and preserved in accordance with Rules 17a-3 and 17a-4 under the 34 Act and that they will be subject to examination by the SEC in accordance with Section
        17(a) of the 34 Act.

H.   ASSIGNMENT OF DUTIES

     Sun Life (U.S.) acknowledges that Clarendon may assign all or part of its duties under this Agreement to SLD or to Sun Life (U.S.) or to another affiliate of Sun Life (U.S.). No other assignment of Clarendon's duties under this Agreement is permitted.

I.   SUPERVISION

     To extent permitted by law, Clarendon has delegated in full to SLD its responsibility for the securities activities of all persons associated with
Sun Life (U.S.) and SLD who maintain books and records on behalf of Clarendon.
Sun Life (U.S.) and SLD acknowledge that Clarendon has full responsibility for all such persons in connection with their training, supervision and control as contemplated by the 34 Act.

                III
                COMPENSATION
                ------------

A.   GENERAL

     For performing marketing coordination and sales administration services under this Agreement, SLD and Clarendon will be compensated by Sun Life
(U.S.), as may be agreed to from time to time.

B.   TIME OF PAYMENT

     Sun Life (U.S.) will pay all compensation due SLD and Clarendon hereunder on a ____________________ basis.

C.   CHANGES IN COMPENSATION

     Compensation payable under this Agreement may be increased or decreased to reflect any change in marketing coordination responsibilities. Such increase or decrease will be mutually agreed upon by the parties hereto in writing.

D.   INDEBTEDNESS

     Nothing in this Agreement shall be construed as giving SLD or Clarendon the right to incur any indebtedness on behalf of Sun Life (U.S.). However, Sun
Life (U.S.) may offset amounts owed it by SLD or Clarendon under this
Agreement against amounts payable to SLD or Clarendon for any reason; and SLD and Clarendon may offset amounts owed to them by Sun Life (U.S.) under this
Agreement against any amounts payable to Sun Life (U.S.) for any reason, provided that no such offset is permitted in connection with Plan premiums or purchase payments and payments under the Plans.

                IV
             OTHER PROVISIONS
             ----------------

A.   PRODUCT DEVELOPMENT

     SLD shall assist Sun Life (U.S.) or its agent in the design and development of life insurance and annuity products for distribution pursuant to the Distribution Agreements. This assistance may include conducting market research studies as reasonably requested by Sun Life (U.S.), consulting with respect to product design, and assisting in the development of sales training, sales promotional and advertising material relating to new insurance and annuity products. SLD acknowledges that all such studies and materials are the property of Sun Life (U.S.).

B.   OWNERSHIP OF BUSINESS RECORDS

     Sun Life (U.S.) shall own all business records maintained by SLD or
Clarendon pertaining to the duties and responsibilities of SLD and Clarendon under this Agreement. Such records shall be delivered to Sun Life (U.S.)
promptly upon reasonable request or upon termination of this Agreement. SLD and Clarendon will maintain all records and accounts in accordance with Sun
Life (U.S.)'s standards or requirements, or otherwise, with generally accepted procedures as they apply to the accounting and insurance industry.
SLD and Clarendon will also at Sun Life (U.S.)'s request make any such records available to Sun Life (U.S.)'s auditors or to any governmental authority having jurisdiction over Sun Life (U.S.), and such records shall be open to inspection at all times by Sun Life (U.S.) or its designees.

C.   APPROVAL OF PRACTICES AND PROCEDURES

     Sun Life (U.S.) shall have the right to review and approve the standards, practices and procedures utilized by SLD and Clarendon in fulfilling their obligations under the Agreement. Sun Life (U.S.) reserves the right, from time to time, to prescribe rules and regulations respecting the conduct of the business covered hereby.

D.   COMPLAINTS

     1. SLD shall immediately forward to Sun Life (U.S.) any material received by SLD or Clarendon relating to any complaint concerning
        Sun Life (U.S.) or the Plans.

     2. In the case of complaints or inquiries relating to the Plans distributed pursuant to the Distribution Agreements, Sun Life (U.S.)
        may, at its option, request SLD to investigate such complaints or inquiries. In such instances, SLD shall promptly forward to Sun Life
        (U.S.) copies of all material relating to such investigations.

E.   LIMITATIONS ON AUTHORITY

     SLD and Clarendon shall have authority only as expressly granted in this
Agreement. No party to this Agreement shall enter into any proceeding in a court of law or before a regulatory agency in the name of any other party, without the express written consent of that party. Further, if any legal or administrative proceedings are commenced against any party arising out of the obligations, duties or services performed under this Agreement by any third party or any federal, state or other governmental or regulatory authority, that party, as the case may be, shall immediately notify the other parties of this fact.

F.   ARBITRATION

     Any controversy or claim arising out of any matter relating to this
Agreement or the breach of this Agreement shall be determined by arbitration in accordance with the rules then in existence of the American Arbitration
Association, and judgment upon any award rendered in any such arbitration proceeding may be entered in any court having jurisdiction thereof. The Board of Arbitration shall be composed of three persons selected in the following manner: Sun Life (U.S.) shall have the right to select one arbitrator, SLD and Clarendon shall have the right to select the second arbitrator, and the two arbitrators thus selected shall have the right to select an umpire. In the event that the parties cannot agree upon the selection of an umpire, the parties shall agree to delegate the authority of such election to the then
President of the American Council of Life Insurance.

G.   REIMBURSEMENT

     To the extent that this Agreement provides for any reimbursement of expenses, the basis for reimbursement shall be reviewed from time to time by the parties to this Agreement, and the books, accounts and records of each party to this Agreement shall be so maintained as to clearly and accurately disclose the nature and details of each transaction between the parties, including such accounting information as is necessary to support the reasonableness of the charges made hereunder.

                                       V
                              GENERAL PROVISIONS
                              ------------------

A.   WAIVER

     Failure of any party to insist upon strict compliance with any of the conditions of this Agreement shall not be construed as a waiver of any of the conditions, but the same shall remain in full force and effect. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

B.   BOND

     SLD and Clarendon will maintain whatever bond may be required by Sun
Life (U.S.) and such bond shall be of a type and amount and issued by a reputable company, all as approved by Sun Life (U.S.).

C.   BINDING EFFECT

     This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns.

D.   INDEMNIFICATION

     Each party hereby agrees to release, indemnify and hold harmless the other party, its officers, directors, employees, agents, servants, predecessors or successors from any claims or liability to third parties arising out of the breach of this Agreement or arising out of the acts or omissions of a party to this Agreement not authorized by this Agreement.

E.   NOTICES

     All notices, requests, demands and other communication under this
Agreement shall be in writing, and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the date of mailing, if sent by First Class Mail, Registered or
Certified, postage prepaid and properly addressed as follows:

TO SUN LIFE (U.S.)

     Sun Life Assurance Company of Canada (U.S.)
     One Sun Life Executive Park
     Wellesley Hills, MA 02181
     Attn:
          -----------------------

TO SLD

     Sun Life of Canada (U.S.) Distributors, Inc.
     PO Box 9133
     Boston, MA 02117
     Attn:
          -----------------------

TO CLARENDON

     Clarendon Insurance Agency, Inc.
     One Sun Life Executive Park
     Wellesley Hills, MA 02181
     Attn:
          -----------------------

F.   GOVERNING LAW

     This Agreement shall be construed in accordance with and governed by the
Commonwealth of Massachusetts.

G.   COMPLIANCE

     All parties agree to observe and comply with the existing laws and rules or regulations of applicable local, state or federal regulatory authorities, and with those which may be enacted or adopted during the term of this
Agreement regulating the business contemplated hereby in any jurisdiction in which business described herein is to be transacted.

H.   TERMINATION

     This Agreement may be terminated by any of the parties upon six (6)
months' prior written notice to the other party.

Executed this            day of January, 1998.
              ----------

     SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

     By
        -----------------------------------------

     By
        -----------------------------------------

     SUN LIFE OF CANADA (U.S.) DISTRIBUTORS, INC.

     By
        -----------------------------------------

     By
        -----------------------------------------

     CLARENDON INSURANCE AGENCY, INC.

     By
        -----------------------------------------

     By
        -----------------------------------------

EXHIBIT A

THE PLANS